AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2000
                         Commission File No. 000-29211
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------

                       DAC TECHNOLOGIES GROUP INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                    65-0847852
                      (IRS Employer Identification Number)

            3200 N. Ocean Blvd., Suite 1006, Ft. Lauderdale, FL 33308
                    (Address of principal executive offices)

                           DAVID A. COLLINS, PRESIDENT
                        3200 N. Ocean Blvd., Suite 1006,
                            Ft. Lauderdale, FL 33308
                     (Name and address of agent for service)

                                 (954) 375-0119
          (Telephone number, including area code of agent for service)

                              CONSULTING AGREEMENT
                            (Full title of the Plan)
          -------------------------------------------------------------
                                    COPY TO:
                              Allan M. Lerner, Esq.
                           2888 E. Oakland Park Blvd.
                           Ft. Lauderdale, Fla. 33306

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
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                         CALCULATION OF REGISTRATION FEE

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Title of Securities     Amount               Proposed               Proposed               Amount of
to be registered         To be                Maximum                Maximum              Registration
                      Registered          Offering Price            Aggregate                 Fee
                                             Per Share           Offering Price(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.001 par value       37,500               $3.38                  $12,375              $3.87
---------------------------------------------------------------------------------------------------------------------
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(1.)     Estimated solely for the purpose of calculating the registration fee pursuant to Rue 457 under the Securities Act of 1933. The offering price is based upon the closing bid price as of June 21, 2000.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, previously filed on behalf of DAC Technologies Group International, Inc. (the "Company"), (Commission File No.000-29211) with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Registration Statement as of their respective dates:

          A. The Company's Amended Annual Report on Form 10-KSB-A for the fiscal year ended December 31, 1999;

          B. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000;

          C. The description of the Company's common shares, par value $0.001 per share, contained in the Company's Registration Statement on Form 10SB (Registration No.000-29211).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicate that all securities offered have been sold or which deregister all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

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

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6:  Indemnification of Directors and Officers.

         Our bylaws and articles of incorporation provide that no officer or director of the Company shall be personally liable to the Company or its shareholders for damages for breach of duty owned to the Company or its shareholders to the fullest extent permitted by law. In addition, the Company shall have the power to undertake to indemnify the officers and directors of the company against any contingency or peril as may be determined to be in the best interest of the Company.

         Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 607.850 of the FBCA further provides that: (I) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

         Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (I) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Item 7:  Exemption from Registration Claimed.

Not applicable.

Item 8:  EXHIBITS

         The following documents are filed as Exhibits to this Registration
Statement:

                  4 -- Consulting Agreement

                  5 -- Opinion of Allan M. Lerner as to the validity of the shares being registered.

                  23.1 Consent of Accountants

                  24.1 -- Consent of Allan M. Lerner (included in Exhibit 5)

                  25 -- Power of Attorney (following signature page of Registration Statement)

Item 9:  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      (iv) provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person In connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, Fla., on the __th day of ___, 2000.

                           DAC Technologies Group International, Inc


                           By: /s/David A. Collins, President and CEO
                                -------------------------------------
                                  David A. Collins
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SIGNATURE                             TITLE                                             DATE
---------                             -----                                             ----
/s/ David A. Collins                Chairman of the Board, President
------------------------------      (Principal Executive Officer)                     June 23, 2000
    David A. Collins

* Power of Attorney
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                                       7

                                INDEX TO EXHIBITS





Exhibit No.             Description
-----------             -----------

      4              -- Consulting Agreement

      5              -- Opinion of Allan M. Lerner as to the validity of
                        the shares being registered.

      23.1           -- Consent of Accountants

      24.1           -- Consent of Allan M. Lerner (included in Exhibit 5)

      25             -- Power of Attorney (following signature page of
                        Registration Statement)